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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 of: (i) our report, dated April 10, 1996, on the balance sheet of Benedek Communications Corporation and (ii) our report dated February 9, 1996, except for Note L as to which the date is June 6, 1996, on the financial statements of Benedek Broadcasting Corporation. We also consent to the reference to our firm under the caption 'Experts' in the Prospectus.

                                          MCGLADREY & PULLEN, LLP

Rockford, Illinois
August 1, 1996


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